UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2005

Orchid BioSciences, Inc.

(Exact name of the registrant as specified in its charter)

Delaware	000-30267	22-3392819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4390 US Route One, Princeton, NJ 08540

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 750-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Registrant has appointed Ms. Jenniffer Collins to the position of Principal Accounting Officer and Principal Financial Officer effective March 2, 2005. Ms. Collins joined the Company as Corporate Controller in March 2004 and has had primary oversight of the Company’s accounting and financial reporting function since that time. Prior to joining the Company, Ms. Collins served as the Director of Finance and Investor Relations for Tellium, Inc., from July 2001 until January 2004, at which time Tellium, Inc. completed a merger with Zhone Technologies, Inc., a California-based telecommunications company. From February 1999 until July 2001, Ms. Collins was the Director of External Reporting and Investor Relations for Keynote Systems, Inc., an internet services company. Prior to joining Keynote Systems, Inc., Ms. Collins earned her CPA and worked for seven years at two public accounting firms. Ms. Collins received her Bachelor of Sciences degree in Accounting from Lehigh University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

Date: March 4, 2005	By:	/s/ Paul J. Kelly
	Name:	Paul J. Kelly
	Title:	President and CEO